Exhibit 99.1

Compass Diversified Reports First Quarter 2023 Financial Results
Net Sales Growth of 6% Despite Challenging Economic Backdrop
Raises Full-Year Outlook Given Strong First Quarter Performance

Westport, Conn., May 3, 2023 – Compass Diversified (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended March 31, 2023.
“The strength and durability of our diversified subsidiaries were especially apparent in the first quarter,” said Elias Sabo, CEO of Compass Diversified. “The fact that we were able to grow sales on a consolidated basis amidst the backdrop of broad and unique macroeconomic challenges is an extraordinary result for CODI. This certainly proves our thesis that our high-quality, premium brands can still take market share in difficult economic environments.”
Mr. Sabo continued: “While our Q1 performance was outstanding, we cannot ignore market headwinds that continue to cloud our near-term outlook, such as inventory destocking trends at retail and rapidly changing monetary policy. But quarters like this give us confidence that CODI’s diversified subsidiaries are setup to drive strong long-term financial results, translating into meaningful shareholder value creation.”
First Quarter 2023 Financial Summary vs. Same Year-Ago Period (where applicable)
•Net sales up 6% and 1% on a pro forma basis to $542.2 million.
•Branded consumer pro forma net sales up 2% to $365.6 million.
•Niche industrial net sales down 1% to $176.6 million.
•Net income of $109.6 million vs. $29.7 million, primarily due to the $98.0 million gain on the sale of Advanced Circuits in February 2023.
•Income from continuing operations of $13.0 million vs. $18.4 million.
•Adjusted Earnings, a non-GAAP financial measure, was $33.2 million vs. $36.0 million.
•Adjusted EBITDA, a non-GAAP financial measure, was up 11% to $91.9 million.
•Paid a first quarter 2023 cash distribution of $0.25 per share on CODI's common shares in April 2023.
Recent Business Highlights
•On January 19, 2023, CODI hosted an Investor Day in New York City, showcasing its consumer businesses as well as the Company’s newest acquisition, PrimaLoft.
•On January 19, 2023, CODI announced a $50 million share repurchase program, the first in the Company’s history, through December 31, 2023.
•On February 15, 2023, CODI announced the closing of the sale of Advanced Circuits for an enterprise value of $220 million. CODI realized an after-tax gain on the sale of Advanced Circuits of $98 million.
•On March 28, 2023, CODI nominated Ms. Nancy B. Mahon as a new director candidate for election at the Company’s 2023 Annual Meeting of Shareholders to be held on May 25, 2023.

•On April 4, 2023, subsequent to quarter-end, Marucci Sports, a subsidiary of CODI and leading designer and manufacturer of baseball and fastpitch equipment and apparel, announced the acquisition of Baum Enterprises LLC, a designer and manufacturer of composite wood bats.
First Quarter 2023 Financial Results
Net sales in the first quarter of 2023 were $542.2 million, up 6% compared to $510.5 million in the first quarter of 2022. The increase was primarily due to the Company’s acquisition of PrimaLoft in July 2022. On a pro forma basis, assuming CODI had acquired PrimaLoft on January 1, 2022, net sales were up 1% in the first quarter of 2023.
Branded consumer net sales, pro forma for the PrimaLoft acquisition, increased 2% in the first quarter of 2023 to $365.6 million compared to the first quarter of 2022. Niche industrial net sales decreased 1% in the first quarter of 2023 to $176.6 million compared to the first quarter of 2022.
Net income in the first quarter of 2023 was $109.6 million compared to $29.7 million in the first quarter of 2022 due to the $98.0 million gain on sale of Advanced Circuits in February 2023. Net income from continuing operations in the first quarter of 2023 was $13.0 million compared to $18.4 million in the first quarter of 2022. The decrease was primarily attributable to higher interest expenses in the first quarter of 2023. Operating income for the first quarter of 2023 was $48.9 million compared to $44.6 million in the first quarter of 2022 due to the higher net sales.
Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the first quarter of 2023 was $33.2 million compared to $36.0 million a year ago. The decrease was a result of financing costs for the acquisition of PrimaLoft in July 2022. CODI's weighted average number of shares outstanding in the first quarter of 2023 was 72.2 million compared to 69.4 million in the prior year first quarter.
Adjusted EBITDA (see “Note Regarding Use of Non-GAAP Financial Measures” below) in the first quarter of 2023 was $91.9 million, up 11% compared to $83.2 million in the first quarter of 2022. The increase was primarily due to the acquisition of PrimaLoft. The Company no longer adds back management fees in its calculation of Adjusted EBITDA. Management fees incurred during the first quarter of 2023 were $16.4 million.
Liquidity and Capital Resources
As of March 31, 2023, CODI had approximately $53.7 million in cash and cash equivalents, $8.0 million outstanding on its revolver, $392.5 million outstanding in term loans, $1.0 billion outstanding in 5.250% Senior Notes due 2029 and $300.0 million outstanding in 5.000% Senior Notes due 2032.
As of March 31, 2023, the Company had no significant debt maturities until 2029 and had net borrowing availability of approximately $590 million under its revolving credit facility.
First Quarter 2023 Distributions
On April 3, 2023, CODI’s Board of Directors (the “Board”) declared a first quarter distribution of $0.25 per share on the Company's common shares. The cash distribution was paid on April 27, 2023, to all holders of record of common shares as of April 20, 2023.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covers the period from, and including, January 30, 2023, up to, but excluding, April 30, 2023. The distribution for such period was payable on April 30, 2023, to all holders of record of Series A Preferred Shares as of April 15, 2023.

The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covers the period from, and including, January 30, 2023, up to, but excluding, April 30, 2023. The distribution for such period was payable on April 30, 2023, to all holders of record of Series B Preferred Shares as of April 15, 2023.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company’s 7.875% Series C Preferred Shares (the “Series C Preferred Shares”). The distribution on the Series C Preferred Shares covers the period from, and including, January 30, 2023, up to, but excluding, April 30, 2023. The distribution for such period was payable on April 30, 2023, to all holders of record of Series C Preferred Shares as of April 15, 2023.
2023 Outlook
As a result of CODI’s strong financial performance in the first quarter, the Company is raising its Adjusted EBITDA outlook (see “Note Regarding Use of Non-GAAP Financial Measures” below). For the full year 2023, CODI now expects consolidated subsidiary Adjusted EBITDA of between $430 million and $460 million. This estimate is based on the summation of the Company’s expectations for its current subsidiaries in 2023 and is absent additional acquisitions or divestitures, and excludes corporate expenses such as interest expense, management fees paid by CODI and corporate overhead. In addition, the Company is raising its Adjusted Earnings outlook. For the full year 2023, CODI now expects to earn between $110 million and $135 million in Adjusted Earnings (see “Note Regarding Use of Non-GAAP Financial Measures” below) for the full year 2023.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, CODI has not reconciled 2023 Adjusted EBITDA or 2023 Adjusted Earnings to their comparable GAAP measure because it does not provide guidance on Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, CODI is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call
Management will host a conference call on Wednesday, May 3, 2023, at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (888) 886-7786 and the dial-in number for international callers is (416) 764-8658. The Conference ID is 91629076. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of CODI's website. An online replay of the webcast will be available on the same website following the call. Please allow extra time prior to the call to visit the site and download any necessary software that may be needed to listen to the Internet broadcast. A replay of the call will be available through Wednesday, May 10, 2023. To access the replay, please dial (877) 674-7070 in the U.S. and (416) 764-8692 outside the U.S.
Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Earnings are non-GAAP measures used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Income (Loss) from Continuing Operations and Adjusted Earnings to Net Income (Loss) on the attached schedules. We consider Income (Loss) from Continuing Operations to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted Earnings. We believe that Adjusted EBITDA and Adjusted Earnings provides useful information to investors and reflect important financial measures as each excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near-term operations. When compared to Net Income (Loss) and Income (Loss) from Continuing Operations, Adjusted Earnings and Adjusted EBITDA, respectively, are each limited in that they do not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. The presentation of Adjusted EBITDA allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. The presentation of Adjusted Earnings provides insight into our operating results and provides a measure for evaluating earnings from continuing operations available to common shareholders. We believe Adjusted EBITDA and Adjusted Earnings are also useful in measuring our ability to service debt and other payment obligations.
Pro forma net sales is defined as net sales including the historical net sales relating to the pre-acquisition periods of PrimaLoft, assuming that the Company acquired PrimaLoft on January 1, 2022. We have reconciled pro forma net sales to net sales, the most directly comparable GAAP financial measure, on the attached schedules. We believe that pro forma net sales is useful information for investors as it provides a better understanding of sales performance, and relative changes thereto, on a comparable basis. Pro forma net sales is not necessarily indicative of what the actual results would have been if the acquisition had in fact occurred on the date or for the periods indicated nor does it purport to project net sales for any future periods or as of any date.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled 2023 Adjusted EBITDA or 2023 Adjusted Earnings to their comparable GAAP measures because we do not provide guidance on Net Income (Loss) from Continuing Operations or Net Income (Loss) or the applicable reconciling items as a result of the uncertainty regarding, and the potential variability of, these items. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Adjusted EBITDA, Adjusted Earnings and pro forma net sales are not meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.
About Compass Diversified
Since its founding in 1998, and IPO in 2006, CODI has consistently executed on its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the niche industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.
Forward Looking Statements
Certain statements in this press release may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements as to our future performance or liquidity, such as expectations regarding our results of operations and financial condition, our 2023 Adjusted EBITDA, our 2023 Adjusted Earnings, our pending acquisitions and divestitures, and other statements with regard to the future performance of CODI. We may use words such as “plans,” “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “seek,” “look,” and similar expressions to identify forward-looking statements. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in CODI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment, including changes in inflation and interest rates; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; disruption in the global supply chain, labor shortages and high labor costs; our business prospects and the prospects of our subsidiaries; the impact of, and ability to successfully complete and integrate, acquisitions that we may make; the ability to successfully complete divestitures when we’ve executed divestitures agreements; the dependence of our future success on the general economy and its impact on the industries in which we operate; the ability of our subsidiaries to achieve their objectives; the adequacy of our cash resources and working capital; the timing of cash flows, if any, from the operations of our subsidiaries; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. Although, except as required by law, CODI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that CODI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Investor Relations:	Media:

Compass Diversified	The IGB Group
irinquiry@CompassDiversified.com	Leon Berman
212.477.8438
lberman@igbir.com

Cody Slach
Gateway Group
949.574.3860
CODI@gatewayir.com

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
(in thousands)	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$53,656	$57,880
Accounts receivable, net	326,744	331,396
Inventories, net	764,029	728,083
Prepaid expenses and other current assets	64,189	74,700
Current assets of discontinued operations	—	18,126
Total current assets	1,208,618	1,210,185
Property, plant and equipment, net	202,729	198,525
Goodwill	1,066,726	1,066,726
Intangible assets, net	1,102,360	1,127,936
Other non-current assets	177,492	166,412
Non-current assets of discontinued operations	—	79,847
Total assets	$3,757,925	$3,849,631

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$279,762	$286,643
Due to related party	15,034	15,495
Current portion, long-term debt	10,000	10,000
Other current liabilities	40,075	36,545
Current liabilities of discontinued operations	—	11,148
Total current liabilities	344,871	359,831
Deferred income taxes	139,645	145,643
Long-term debt	1,675,571	1,824,468
Other non-current liabilities	153,205	141,535
Non-current liabilities of discontinued operations	—	16,192
Total liabilities	2,313,292	2,487,669
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,214,941	1,136,920
Noncontrolling interest	229,692	223,509
Noncontrolling interest of discontinued operations	—	1,533
Total stockholders' equity	1,444,633	1,361,962
Total liabilities and stockholders’ equity	$3,757,925	$3,849,631

Compass Diversified Holdings
Consolidated Statements of Operations
(Unaudited)

	Three months ended
	March 31,
(in thousands, except per share data)	2023	2022
Net sales	$542,228	$510,513
Cost of sales	304,397	309,698
Gross profit	237,831	200,815
Operating expenses:
Selling, general and administrative expense	146,165	120,672
Management fees	16,395	14,436
Amortization expense	26,374	21,105
Operating income	48,897	44,602
Other income (expense):
Interest expense, net	(26,180)	(17,419)
Amortization of debt issuance costs	(1,005)	(866)
Other income (expense), net	1,127	2,036
Net income from continuing operations before income taxes	22,839	28,353
Provision for income taxes	9,836	9,976
Income from continuing operations	13,003	18,377
Income (loss) from discontinued operations, net of income tax	(1,391)	5,370
Gain on sale of discontinued operations	97,989	5,993
Net income	109,601	29,740
Less: Net income from continuing operations attributable to noncontrolling interest	4,981	4,937
Less: Net income (loss) from discontinued operations attributable to noncontrolling interest	(777)	1,041
Net income attributable to Holdings	$105,397	$23,762

Amounts attributable to Holdings
Income from continuing operations	$8,022	$13,440
Income (loss) from discontinued operations	(614)	4,329
Gain on sale of discontinued operations, net of income tax	97,989	5,993
Net income attributable to Holdings	$105,397	$23,762

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(0.06)	$—
Discontinued operations	1.35	0.14
	$1.29	$0.14

Basic weighted average number of common shares outstanding	72,178	69,375

Cash distributions declared per Trust common share	$0.25	$0.25

Compass Diversified Holdings
Net Income (Loss) to Non-GAAP Adjusted Earnings and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three months ended
	March 31,
(in thousands)	2023	2022
Net income	$109,601	$29,740
Income (loss) from discontinued operations, net of tax	(1,391)	5,370
Gain on sale of discontinued operations, net of tax	97,989	5,993
Income from continuing operations	$13,003	$18,377
Less: income from continuing operations attributable to noncontrolling interest	4,981	4,937
Net income attributable to Holdings - continuing operations	$8,022	$13,440
Adjustments:
Distributions paid - preferred shares	(6,045)	(6,045)
Amortization expense - intangibles and inventory step up	27,508	23,366
Stock compensation	2,045	2,681
Acquisition expenses	—	216
Integration services fee	1,188	563
Other	432	1,802
Adjusted Earnings	$33,150	$36,023
Plus (less):
Depreciation expense	11,809	9,927
Income tax provision	9,836	9,976
Interest expense	26,180	17,419
Amortization of debt issuance costs	1,005	866
Income from continuing operations attributable to noncontrolling interest	4,981	4,937
Distributions paid - preferred shares	6,045	6,045
Other (income) expense	(1,127)	(2,036)
Adjusted EBITDA	$91,879	$83,157

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three months ended March 31, 2023
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	Marucci Sports	PrimaLoft	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(11,835)	$2,150	$5,368	$(1,235)	$9,968	$9,014	$(1,227)	$(4,501)	$2,701	$2,305	$295	$13,003
Adjusted for:
Provision (benefit) for income taxes	—	726	622	(551)	3,387	2,916	1,949	(1,455)	1,094	1,040	108	9,836
Interest expense, net	26,051	(1)	(2)	—	4	1	(2)	124	—	5	—	26,180
Intercompany interest	(33,806)	4,799	1,792	2,149	6,284	2,339	4,322	3,128	2,874	1,649	4,470	—
Depreciation and amortization	279	6,452	5,693	2,039	2,850	3,051	5,360	3,387	4,165	2,019	5,027	40,322
EBITDA	(19,311)	14,126	13,473	2,402	22,493	17,321	10,402	683	10,834	7,018	9,900	89,341
Other (income) expense	(127)	(77)	114	—	—	32	(104)	(675)	204	(2)	(492)	(1,127)
Non-controlling shareholder compensation	—	252	664	312	395	404	(708)	230	316	9	171	2,045
Integration services fee	—	—	—	—	—	—	1,188	—	—	—	—	1,188
Other	—	—	—	—	—	—	—	—	—	—	432	432
Adjusted EBITDA	$(19,438)	$14,301	$14,251	$2,714	$22,888	$17,757	$10,778	$238	$11,354	$7,025	$10,011	$91,879

Compass Diversified Holdings
Net Income (Loss) from Continuing Operations to Non-GAAP Consolidated Adjusted EBITDA Reconciliation
Three months ended March 31, 2022
(Unaudited)

	Corporate	5.11	BOA	Ergobaby	Lugano	Marucci Sports	Velocity Outdoor	Altor	Arnold	Sterno	Consolidated
Income (loss) from continuing operations	$(14,981)	$2,645	$14,199	$(1,479)	$8,494	$6,134	$713	$1,936	$960	$(244)	$18,377
Adjusted for:
Provision (benefit) for income taxes	—	819	2,477	399	2,895	2,006	202	1,059	1,012	(893)	9,976
Interest expense, net	17,368	26	(5)	1	5	1	17	—	6	—	17,419
Intercompany interest	(19,275)	2,920	2,028	787	2,125	1,517	1,853	2,465	1,267	4,313	—
Depreciation and amortization expense	336	5,454	5,317	2,008	2,254	4,189	3,269	3,990	2,226	5,116	34,159
EBITDA	(16,552)	11,864	24,016	1,716	15,773	13,847	6,054	9,450	5,471	8,292	79,931
Other (income) expense	—	(548)	50	4	2	(1,810)	209	312	—	(255)	(2,036)
Non-controlling shareholder compensation	—	411	635	413	240	276	251	268	13	174	2,681
Acquisition expenses	—	—	—	—	—	—	—	216	—	—	216
Integration services fee	—	—	—	—	563	—	—	—	—	—	563
Other	—	—	—	—	—	1,802		—	—	—	1,802
Adjusted EBITDA	$(16,552)	$11,727	$24,701	$2,133	$16,578	$14,115	$6,514	$10,246	$5,484	$8,211	$83,157

Compass Diversified Holdings
Non-GAAP Adjusted EBITDA
(Unaudited)

	Three months ended March 31,
(in thousands)	2023	2022

Branded Consumer
5.11	$14,301	$11,727
BOA	14,251	24,701
Ergobaby	2,714	2,133
Lugano	22,888	16,578
Marucci Sports	17,757	14,115
PrimaLoft (1)	10,778	—
Velocity Outdoor	238	6,514
Total Branded Consumer	$82,927	$75,768

Niche Industrial
Altor Solutions	11,354	10,246
Arnold Magnetics	7,025	5,484
Sterno	10,011	8,211
Total Niche Industrial	$28,390	$23,941
Corporate expense	(19,438)	(16,552)
Total Adjusted EBITDA	$91,879	$83,157

(1)	The above results for PrimaLoft do not include management's estimate of Adjusted EBITDA, before the Company's ownership, of $11.3 million for the three months ended March 31, 2022. PrimaLoft was acquired on July 12, 2022.

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended March 31,
(in thousands)	2023	2022

Net Sales	$542,228	$510,513
Acquisitions (1)	—	25,748
Pro Forma Net Sales	$542,228	$536,261
(1) Acquisitions reflects the net sales for PrimaLoft on a pro forma basis as if the Company had acquired PrimaLoft on January 1, 2022.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended March 31,
(in thousands)	2023	2022

Branded Consumer
5.11	$124,452	$104,023
BOA	37,986	56,810
Ergobaby	22,418	20,210
Lugano	63,887	47,019
Marucci Sports	58,295	52,092
PrimaLoft (1)	24,529	25,748
Velocity Outdoor	34,040	51,446
Total Branded Consumer	$365,607	$357,348

Niche Industrial
Altor Solutions	61,512	63,828
Arnold Magnetics	40,090	38,165
Sterno	75,019	76,920
Total Niche Industrial	$176,621	$178,913

Total Subsidiary Net Sales	$542,228	$536,261
(1) Net sales for PrimaLoft are pro forma as if the Company had acquired this business on January 1, 2022.

Compass Diversified Holdings
Condensed Consolidated Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2023	2022

Net cash provided by (used in) operating activities	$15,545	$(33,529)
Net cash provided by (used in) investing activities	154,724	(8,292)
Net cash used in financing activities	(178,446)	(14,452)
Foreign currency impact on cash	562	(259)
Net decrease in cash and cash equivalents	(7,615)	(56,532)
Cash and cash equivalents - beginning of the period	61,271	160,733
Cash and cash equivalents - end of the period	$53,656	$104,201

Compass Diversified Holding
Selected Financial Data - Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2023	2022

Changes in operating assets and liabilities	$(31,545)	$(95,717)
Purchases of property and equipment	$(16,080)	$(10,391)
Distributions paid - common shares	$(18,051)	$(17,352)
Distributions paid - preferred shares	$(6,045)	$(6,045)